SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2002

NRG Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 2300	Minneapolis, MN 55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-373-5300

(Former name or former address, if changed since last report)

Item 5. Other Events
SIGNATURES

Item 5. Other Events

On November 24, 2002, NRG Energy, Inc. (“NRG” or the “Company”), a wholly owned subsidiary of Xcel Energy (“Xcel”), said that it intends to continue to conduct business as usual despite the late afternoon filing on November 22, 2002 of an involuntary Chapter 11 petition against the company by five former NRG executives. NRG also said the filing of the involuntary petition does not put the Company into bankruptcy nor is the Company subject to restrictions imposed on debtors under the U.S. Bankruptcy Code.

Under provisions of federal law, NRG has the full authority to continue to operate its business as if the involuntary petition had not been filed unless and until a court hearing on the validity of the involuntary petition is resolved adversely to NRG. NRG has 20 calendar days to respond to the allegations contained in the involuntary petition, during which time it can choose to seek to have the petition dismissed, or converted to a voluntary bankruptcy under Chapter 11. Should NRG seek to have the petition dismissed, the court would then set a hearing to determine the merits of the petition — a process that could take several weeks or more. NRG would have the opportunity to present evidence and the court would have to judge whether the petition had any merit. NRG is currently considering its options.

In the meantime, NRG’s employees will receive their wages, salaries and benefits as usual, and NRG will continue to purchase goods and services and pay for all purchases on normal business terms. The involuntary petition, filed in the U.S. Bankruptcy Court for the District of Minnesota, was filed against NRG Energy, Inc. and not against any of its subsidiaries, which actually own and operate NRG’s power generating facilities.

During the last few months, NRG has been engaged in negotiations with its bank lenders and bondholders to develop a plan for restructuring the Company’s debt. NRG said that it expects those discussions to continue and stressed that none of the bank lenders or bondholders had joined the former NRG executives in signing the involuntary petition.

Certain statements included in this Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, plans for operation of the Company while an involuntary Chapter 11 petition is pending, the status of negotiations with lenders and progress of asset sales and restructuring efforts. Although NRG believes its expectations are reasonable, it can give no assurance these expectations will prove to have been correct. Factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements above include, among others, court proceedings, the actions of NRG’s lenders and other creditors, and the satisfaction of conditions to completion of the asset sales NRG has announced.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Form 8-K should not be construed as exhaustive. For more information regarding risks and uncertainties that may affect NRG’s future results, review NRG’s other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)

By	/s/ C. Adam Carte

C. Adam Carte Treasurer

Dated: November 27, 2002